EXHIBIT 24.2





                          INDEPENDENT AUDITOR'S CONSENT




The Board of Directors
Innovative Financial Services, Inc.
Louisville, Kentucky  40202


Ladies and Gentlemen:


We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement of Innovative Financial Resources, Inc. on Form SB-1 of our report dated December 19, 2002 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.






                                          /s/ DURLAND & COMPANY, CPAs, P.A.
                                          DURLAND & COMPANY, CPAs, P.A.



Palm Beach, Florida
July 10, 2003